HEARTLAND CONTACT:
John K. Schmidt
Executive Vice President, CFO/COO
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE

Heartland Financial acquires The Elizabeth State Bank through its subsidiary Galena State Bank & Trust Co.

Holding company grows to 63 offices serving 42 communities

DUBUQUE, Iowa, July 2, 2009—Heartland Financial USA, Inc. (NASDAQ: HTLF), based in Dubuque, announced today that is has acquired all deposits of The Elizabeth State Bank in Elizabeth, Ill. through its subsidiary Galena State Bank based in Galena, Ill. in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation (FDIC).

“Customers can be assured that their deposits are safe and remain readily accessible,” said Lynn B. Fuller, president and CEO of Heartland Financial. “Our banks have been well-capitalized and continue to exceed all regulatory capital requirements.”

Bank branches previously owned and operated by Elizabeth State Bank will reopen on Monday, July 6, 2009 as Galena State Bank branches. Customers of Elizabeth State Bank should continue to bank as usual at their Elizabeth and Galena branches.

“Galena State Bank employees look forward to serving the banking needs of Elizabeth State Bank customers to make great things happen,” Fuller said.

As of April 30, 2009, The Elizabeth State Bank had loans of approximately $43 million and total deposits of approximately $48 million. Galena State Bank and Trust paid a premium of 1.0 percent to acquire all of the deposits of the failed bank. In addition to assuming all of the deposits of the failed bank, Galena State Bank and Trust agreed to purchase approximately $52.3 million of assets. The FDIC will retain the remaining assets for later disposition.

Galena State Bank and Trust will share in the losses on the asset pools covered under the loss-share agreement. The loss-sharing arrangement is projected to maximize returns on the assets covered by keeping them in the private sector. The agreement also is expected to minimize disruptions for loan customers.

Customers who have questions about today's transaction can call the FDIC toll-free at 1-800-591-2820. The phone number will be operational this evening until 9:00 p.m., Central Daylight Time (CDT); on Friday and Saturday from 9:00 a.m. to 6:00 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; and thereafter from 8:00 a.m. to 8:00 p.m., CDT. Interested parties can also visit the FDIC's Web site.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.7-billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The company now has 63 banking locations in 42 communities in Iowa, Illinois, Minnesota, Wisconsin, New Mexico, Arizona, Montana and Colorado. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in its filings with the Securities and Exchange Commission.